Exhibit 21.1

Subsidiaries

Subsidiary Name	Jurisdiction of Organization
Coty Argentina S.A	Argentina
Coty Australia Pty. Ltd.	Australia
Coty Austria GmbH, wien	Austria
Coty Benelux S.A.	Belgium
Coty Brasil Industria e Comercio de Cosmeticos Ltda.	Brazil
Lancaster do Brasil Cosmeticos Ltda.	Brazil
Coty Canada Inc.	Canada
Del Pharmaceutics (Canada) Inc.	Canada
Coty Cosmeticos Chile Limitada	Chile
Coty International Trade (Shanghai) Co. Ltd.	China
Coty Prestige Shanghai Ltd.	China
Banon Biochemistry Suzhou	China
Ganon Biochemistry Technology China	China
Suzhou Jiahua Biochemistry Co.	China
Nanjing Tjoy Biochemical Co. Ltd.	China
Nanjing Yanting Trade Co. Ltd.	China
Nanjing Shenpeng Cosmetics Trading	China
Suzhou Jiayi Cosmetics Sales Co.	China
TJoy Holdings Co. Ltd.	China
Coty Colombia Ltda.	Colombia
Coty Ceska Republika, k.s.	Czech Republic
Coty France S.A.S.	France
Coty S.A.S.	France
Fragrance Production S.A.S.	France
Coty Germany GmbH	Germany
Coty Services and Logistics GmbH	Germany
Coty Prestige Hellas S.A.	Greece
Coty Prestige Southeast Asia (HK) Limited	Hong Kong
Coty Prestige Hong Kong Ltd.	Hong Kong
Kuiqui Holding Ltd.	Hong Kong
Chi Chun Industrial Co. Ltd.	Hong Kong
Ming-De Investment Co. Ltd.	Hong Kong
Super Globe Holdings Ltd.	Hong Kong
Coty Prestige Shanghai (HK) Ltd.	Hong Kong
Coty Hungary Kft.	Hungary
Coty Ireland Ltd.	Ireland
Coty Italia S.p.A.	Italy
Coty Prestige Japan KK	Japan
OPI Japan KK	Japan
Coty Prestige Southeast Asia (M) SDN. BHD.	Malaysia
Coty Mexico S.A. de C.V.	Mexico
Lancaster S.A.M.	Monaco

Subsidiary Name	Jurisdiction of Organization
Coty B.V.	Netherlands
Coty Investment B.V.	Netherlands
Lancaster B.V.	Netherlands
Coty Benelux B.V.	Netherlands
Coty Polska Sp z.o.o.	Poland
Coty Prestige España – Surcursal em Portugal	Portugal
Coty Puerto Rico Inc.	Puerto Rico
Coty Cosmetics Romania S.r.l.	Romania
Coty Russia ZAO	Russia
Coty Beauty LLC	Russia
Coty Prestige Southeast Asia Pte. Ltd.	Singapore
Coty Asia Pte. Ltd.	Singapore
Coty Slovenska Republika s.r.o.	Slovak Republic
Coty South Africa (PTY) Ltd.	South Africa
Coty Prestige España S.A.	Spain
Coty Astor S.A.	Spain
Coty Spain S.L.	Spain
Coty Geneva S.A. Versoix	Switzerland
Coty (Schweiz) AG	Switzerland
Coty Middle East FZCO	United Arab Emirates
Coty UK Ltd.	United Kingdom
Coty Export U.K. Ltd.	United Kingdom
Coty Manufacturing UK Ltd.	United Kingdom
Coty Services U.K. Ltd.	United Kingdom
India Projects Ltd.	United Kingdom
Coty Brands Group Limited	United Kingdom
Beauty International Ltd.	United Kingdom
Lancaster Group, Ltd.	United Kingdom
Rimmel International Ltd.	United Kingdom
Lady Manhattan Ltd.	United Kingdom
Del Laboratories (U.K.) Limited	United Kingdom
Calvin Klein Cosmetic Corporation	United States
Coty Inc.	United States
Coty Prestige Travel Retail and Export LLC	United States
Coty US LLC	United States
Rimmel Inc.	United States
DLI International Holding I LLC	United States
DLI International Holding II Corp.	United States
Philosophy Acquisition Company, Inc.	United States
Philosophy Mezzanine Corp.	United States
Philosophy Inc.	United States
Philosophy Cosmetics, Inc.	United States
Philosophy Beauty Consulting LLC	United States
Biotech Research Labs, Inc.	United States
OPI Products Inc.	United States